EXHIBIT 99.2

TRILOGY INTERNATIONAL PARTNERS INC. ANNOUNCES C$27.5 MILLION DISTRIBUTION TO SHAREHOLDERS AND DEPARTURE OF CHIEF FINANCIAL OFFICER ERIK MICKELS

Bellevue, Washington, July 6, 2023 – Trilogy International Partners Inc. (“Trilogy” or the “Company”) (TSXV: TRL.H), today announced that the board of directors of the Company (the “Board”) has declared a return of capital distribution to the holders of common shares of the Company (the “Common Shares”) as part of the winding up, discontinuance and reorganization of its business pursuant to a Plan of Liquidation adopted by the Board on June 10, 2022. The return of capital distribution will be in the aggregate amount of C$27,500,000 (or approximately US$21 million), which represents C$0.31 per Common Share. Shareholders living outside of Canada will receive the distribution in United States dollars in an amount reflecting the foreign exchange rate applicable on the date of distribution.

In connection with the distribution, the Board confirmed a reduction in the stated capital of the Common Shares by an aggregate amount equal to C$27,500,000 (or approximately US$21 million), consistent with reductions approved by holders of Common Shares at a special meeting on March 15, 2022.

The distribution is scheduled to be paid on July 28, 2023 to holders of Common Shares of record as of the close of business on July 19, 2023. The NEX board of the TSX Venture Exchange has determined to implement its “due bill” trading procedures with respect to the distribution of C$0.31 per Common Share. The Common Shares are expected to commence trading on a due bill basis at the opening of trading on July 18, 2023, and to commence trading “ex-distribution” on July 31, 2023. The due bill redemption date is expected to be August 1, 2023.

This distribution of net cash proceeds follows the release to the Company in June of funds that were held in escrow in connection with the Company’s May 2022 sale of its New Zealand subsidiary, Two Degrees Group Limited (“2degrees”).

Following the distribution, the Company will hold approximately US$8 million as a reserve for the payment of expenses for continued financial reporting and other compliance obligations through May 2028, when its remaining indemnification obligations related to the 2degrees sale are scheduled to expire, after which time the Company expects to distribute any remaining assets to shareholders and dissolve.

The Company also announced today that Erik Mickels, its Senior Vice President and Chief Financial Officer, is departing effective July 31, 2023. Mr. Mickels is leaving to become the Chief Financial Officer of MarketWise, Inc., a NASDAQ-listed investment research company. Brad Horwitz, the Company’s President and Chief Executive Officer will assume responsibility as the Company’s Chief Financial Officer.

John Stanton, the Company’s Chairman of the Board of Directors, noted, “Erik has played a key role for Trilogy in building our businesses, leading our public offering, and guiding the successful exit of our operating companies. On behalf of the Board, we thank Erik for his contributions and leadership over the last nine years.”

Brad Horwitz added, “Erik has been a superb partner and we wish him continued success at MarketWise. As for Trilogy, as we wind up our operations, we will be able to handle routine reporting and compliance obligations with minimal administrative resources.”

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About Trilogy International Partners Inc.

The Company is the parent of Trilogy International Partners LLC (“Trilogy LLC”) which was formed by wireless industry veterans John Stanton, Theresa Gillespie and Brad Horwitz. Trilogy LLC’s founders have successfully bought, built, launched and operated communications businesses in 15 international markets and the United States.

Prior to the disposal of its operating subsidiaries in New Zealand and Bolivia, Trilogy LLC was a multi-national provider of wireless voice and data and fixed broadband communications services, including local, international long distance and roaming services.

Its head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004. For more information, visit www.trilogy-international.com.

Cautionary Statements

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 of the United States of America. Forward-looking information and forward-looking statements include, but are not limited to, statements regarding the amount and timing (including the record date) of distributions to shareholders, the use of the remaining proceeds, the capital reduction and return of capital, the commencement of due bill trading and any subsequent distributions. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “estimates”, “plans”, “targets”, “expects” or “does not expect”, “an opportunity exists”, “outlook”, “prospects”, “strategy”, “intends”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, estimates, projections or other characterizations of future events or circumstances contain forward-looking information and statements.

Forward-looking information and statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information and statements may not be appropriate for other purposes. Forward-looking information and statements contained in this press release are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. These opinions, estimates and assumptions include but are not limited to currency exchange rates and anticipated costs associated with the dissolution of the Company. Despite a careful process to prepare and review the forward-looking information and statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Numerous risks and uncertainties, some of which may be unknown, relating to Trilogy could cause actual events and results to differ materially from the estimates, beliefs and assumptions expressed or implied in the forward-looking information and statements. Such risks and uncertainties include but are not limited to those that relate to the movement in foreign currency exchange, the scope and likelihood of any indemnification obligations of the Company, and plans for and anticipated costs associated with the dissolution of the Company.

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Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information and statements in this press release, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information in this press release. Please see our continuous disclosure filings available under Trilogy’s profile at www.sedar.com and at www.sec.gov for information on the risks and uncertainties associated with the Company.

Readers should not place undue reliance on forward-looking information and statements, which speak only as of the date made. The forward-looking information and statements contained in this press release represent our expectations as of the date of this press release. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information or statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Investor Relations & Media Contact

Erik Mickels

Senior Vice President, Chief Financial Officer

425-458-5900

Erik.Mickels@trilogy-international.com

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